EXHIBIT 23.1     Consent of  Livingston, Wachtell & CO, LLP,
                 Certified Public Accountants, New York, NY


March 29, 2004


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form
SB-2/A of our report dated January 23, 2004, on our audit of the financial statements of MEDIANET GROUP TECHNOLOGIES, INC. (formerly Clamshell Enterprises, Inc.) and subsidiary as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2003 and 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in this Prospectus.




/s/ Livingston, Wachtell & Co., LLP
Livingston, Wachtell & Co., LLP
Certified Public Accountants
New York, NY